Exhibit 99.1

Food Business

(A carve out of the Food business of Reckitt Benckiser Group plc)

COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2016, 2015, and 2014

FOOD BUSINESS

INDEPENDENT AUDITOR’S REPORT

To: The Directors of Reckitt Benckiser Group plc

We have audited the accompanying combined financial statements of Reckitt Benckiser Group plc’s food business (the “Food Business”), which comprise the combined balance sheets as of 31 December 2016 and 31 December 2015, and the related combined statements of income and comprehensive income, the combined statements of changes in parent company equity and of the combined statements of cash flows for each of the three years in the period ended 31 December 2016 (the “combined financial statements”).

Management’s responsibility for the combined financial statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Food Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Food Business’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Food Business as of 31 December 2016 and 31 December 2015, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

London

July 7, 2017

PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH T: +44 (0) 2075 835 000, F: +44 (0) 2072 124 652, www.pwc.co.uk PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.

FOOD BUSINESS

COMBINED BALANCE SHEETS

As of December 31 2016 and 2015

(Expressed in millions of U.S. Dollars)	2016	2015
ASSETS
Current assets:
Accounts receivable, net	49.3	32.8
Inventories, net	32.6	33.4
Prepaid expenses and other current assets	5.4	3.7
Due from related parties	430.1	279.3

Total current assets	517.4	349.2
Property, plant and equipment, net	29.1	32.9
Intangible assets	36.0	36.0
Goodwill	9.7	9.7
Deferred income tax assets	17.0	16.1

Total assets	609.2	443.9

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	47.1	34.9
Payable income taxes	27.6	11.2
Due to related parties	30.5	43.8
Accrued expenses and other current liabilities	47.5	41.2

Total current liabilities	152.7	131.1
Deferred income tax liabilities	19.1	19.3
Pension and other post retirement liabilities	22.6	18.6

Total liabilities	194.4	169.0

Commitments & Contingencies
Invested equity:
Parent’s net investment	415.9	276.0
Accumulated other comprehensive income/(loss)	(1.1)	(1.1)

Total invested equity	414.8	274.9

Total liabilities and invested equity	609.2	443.9

The accompanying notes form an integral part of these combined financial statements.

FOOD BUSINESS

COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the years ended December 31 2016, 2015, 2014

(Expressed in millions of U.S. Dollars)	2016	2015	2014
Net revenue	564.2	539.9	526.9
Cost of products sold	257.7	248.8	251.4

Gross profit	306.5	291.1	275.5

Operating expenses:
Selling expenses	50.0	45.5	47.0
Distribution expenses, net	12.0	11.6	10.2
Administrative expenses	64.6	56.8	58.5
Research and development	3.1	2.7	2.7

Operating profit	176.8	174.5	157.1
Other income/(expense):
Interest income	1.7	0.5	0.1
Interest expense	—	—	(20.2)

Other income/(expense), net	1.7	0.5	(20.1)

Income before taxes	178.5	175.0	137.0

Provision for income taxes	44.2	41.3	36.2

Net income	134.3	133.7	100.8

Other comprehensive income/(loss), pre-tax:
Foreign currency translation movements	0.1	(1.3)	(0.7)
(Losses)/gains on cash flow hedges	(0.1)	0.9	—

Other comprehensive loss	—	(0.4)	(0.7)

Total comprehensive income	134.3	133.3	100.1

The accompanying notes form an integral part of these combined financial statements.

FOOD BUSINESS

COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY EQUITY

For the years ended December 31 2016, 2015, 2014

(Expressed in millions of U.S. Dollars)	Parent’s net investment	Accumulated other comprehensive income	Total invested equity
Balance at 1 January 2014	128.4	—	128.4
Net income	100.8	—	100.8
Other comprehensive loss	—	(0.7)	(0.7)
Net transfers from Parent	17.6	—	17.6

Balance at 31 December 2014	246.8	(0.7)	246.1
Net income	133.7	—	133.7
Other comprehensive loss	—	(0.4)	(0.4)
Net transfers to Parent	(104.5)	—	(104.5)

Balance at 31 December 2015	276.0	(1.1)	274.9
Net income	134.3	—	134.3
Other comprehensive loss	—	—	—
Net transfers from Parent	5.6	—	5.6

Balance at 31 December 2016	415.9	(1.1)	414.8

The accompanying notes form an integral part of these combined financial statements.

FOOD BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2016, 2015 and 2014

(Expressed in millions of U.S. Dollars)	2016	2015	2014
OPERATING ACTIVITIES:
Net income	134.3	133.7	100.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8.5	8.2	8.4
Deferred income taxes	(1.1)	0.4	(8.6)
Net change in assets and liabilities:
Accounts receivable	(16.8)	(1.9)	9.3
Prepaid expenses and other current assets	(1.9)	(0.7)	0.7
Inventories	0.7	(1.0)	(0.8)
Related parties	(11.2)	(4.8)	60.2
Accounts payable	12.0	(0.5)	(18.2)
Accrued expenses and other liabilities	6.2	(15.3)	41.0
Income taxes payable	16.7	2.4	9.2
Long term retirement benefits and other liabilities	4.1	0.9	3.0

Net cash provided by operating activities	151.5	121.4	205.0

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(4.7)	(9.3)	(8.7)

Net cash used in investing activities	(4.7)	(9.3)	(8.7)

FINANCING ACTIVITIES:
Net advances to related parties	(152.4)	(7.6)	(217.2)
Net transfers to/(from) parent	5.6	(104.5)	17.6

Net cash provided by financing activities	(146.8)	(112.1)	(199.6)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	—

Decrease in cash and cash equivalents	—	—	(3.3)

Cash and cash equivalents at the beginning of the year	—	—	3.3

Cash and cash equivalents at end of year	—	—	—

Supplemental cash flow disclosures:
Income taxes paid	(31.1)	(42.9)	(31.2)
Interest received/(paid)	1.7	0.5	(20.1)

The accompanying notes form an integral part of these combined financial statements.

FOOD BUSINESS

Notes to Combined Financial Statements

1.    Organization

The accompanying combined financial statements represent the operations and related net assets of Reckitt Benckiser Group plc’s (“RB”) food business (“the Food Business”).

The Food Business consists of the following legal entities, branches, brands and other assets and liabilities:

•	The R.T. French’s Food Group Limited;

•	The French’s Food Company LLC;

•	The French’s Food Company Inc.;

•	The R.T French’s Food Company Limited;

•	The French’s Food Finance Company Limited;

•	The French’s Food Finance Co Ltd Lux Branch;

•	The French’s Food Company Sarl;

•	The French’s Food Company (2016) Ltd (UK);

•	Assets and liabilities, and operations relating to the Tiger’s Milk Trademark;

•	The Springfield LC leased warehouse; and

•	A defined benefit obligation, the Union Pensions Plan

The Food Business is engaged in the consumer foods business and primarily manufactures sauces, with a manufacturing facility located in Springfield, USA.

Basis of Preparation

The Food Business has not comprised a separate legal entity or group of entities for the years ended 31 December 2016, 2015 and 2014. The combined financial statements have been prepared on a “carve-out” basis from the accounting records of RB using historical results of operations, assets and liabilities attributable to the Food Business and include allocations of expenses from RB. On such basis, these combined financial statements of the Food Business set out the combined balance sheet as at 31 December 2016 and 2015 and the results of operations and cash flows for the three years then ended.

These combined financial statements may not be indicative of the Food Business’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it operated as a standalone business during the periods presented.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These combined financial statements are presented in millions of dollars (‘$’) and are prepared on a historical cost and going concern basis.

The following summarizes the accounting and other principles applied in preparing the Food Business’ combined financial statements:

•

These combined financial statements were prepared using the RB Group’s historical records of its assets and liabilities, and includes all sales, costs, assets and liabilities directly attributable to the Food

Business. Costs directly associated with the Food Business, for example, the costs associated with manufacturing, are separately identifiable and have been included directly within these combined financial statements. See “Allocation from Parent” below.

•	In addition, there are a number of other indirect central costs which have been allocated to the Food Business to reflect the fact that it operated as part of the wider RB Group. See “Allocation from Parent” below.

•	The Food Business has not in the past constituted a separate legal group and therefore it is not meaningful to show share capital or an analysis of reserves for the Food Business. The net assets of the Food Business are represented by the cumulative investment of the RB Group in the Food Business (shown as “Total invested equity”). All intracompany transactions within the Food Business have been eliminated. All inter-company transactions between the Food Business, RB and other related entities not settled during the year are considered to be outstanding at the balance sheet date and have been included in these combined financial statements as due from or to related parties.

•	Parent’s net investment in the Food Business as shown in the combined balance sheet includes certain non-contractual amounts due to / from RB. Contractual intercompany receivables / payables with RB have been shown as financial assets / liabilities in the combined financial statements.

•	Unless invoiced and unsettled at a period end, all such costs and expenses have been deemed to have been settled by the Food Business to RB in the period in which the costs were incurred.

•	RB uses a centralized approach to cash management and financing its operations. Transactions between RB and the Food Business are accounted for through related parties. Accordingly, none of the cash, cash equivalents, debt or related interest expense at the corporate level has been assigned to the Food Business in these combined financial statements, with the exception of that cash and inter-company debt that is held by the legal entities that comprise the Food Business.

•	Certain aspects of the Food Business’ operations have historically been included in the tax returns filed by the respective parent entities of which the Food Business is a part. The provision for/benefit from taxes and other income tax related information contained in these combined financial statements are presented on a separate return basis as if the Food Business filed its own tax returns. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if the Food Business were a separate taxpayer and a standalone enterprise for the periods presented. The tax charges recorded in the income statement may not necessarily be representative of the charges that may arise in the future.

Allocation from Parent

The combined financial statements include expense allocations for certain functions provided by RB, including, but not limited to, general corporate expenses related to finance, tax, information technology, human resources, communications, employee benefits and incentives. These expenses are in the underlying books and records and are allocated on the basis of revenue, headcount, activity or other relevant measures. These costs have been allocated to the Food Business in all periods presented and are included within administrative expenses within the combined financial statements. These cost allocations amounted to $23.6 million, $22.9 million and $22.5 million for the years ended 2016, 2015 and 2014, respectively.

Additionally, the financial statements of the Food Business also reflect a portion of RB group costs relating to its operations as a public company including, but not limited to, corporate governance and board oversight. These costs have not historically been allocated to the Food Business, however they have been included in the combined carve out financial statements in all periods presented. These cost allocations are included within administrative expenses within the combined financial statements and amounted to $10.7 million, $12.8 million and $10.9 million for the years ended 2016, 2015 and 2014, respectively.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that the Food Business considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Food Business during the periods presented.

Further, amounts of $10.9 million, $11.0 million and $13.0 million for the years ended December 31, 2016, 2015 and 2014, respectively have been recharged to another part of RB as a result of fully including the cost base related to the Springfield LC leased warehouse within the combined financial statements. The amounts recharged out are considered a reasonable reflection of overall utilization of the warehouse and are included as a deduction to distribution expenses within the combined financial statements.

The amounts recorded for the allocations are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the Food Business been an entity that operated independently.

2. Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the global historical assets, liabilities and operations of the Food Business for which it is responsible. Intracompany transactions within the Food Business have been eliminated. Transactions between the Food Business and other businesses of RB are included in these combined financial statements.

Use of Estimates

The Food Business prepares its combined financial statements in accordance with U.S. GAAP, which requires the Food Business to make accounting policy elections, estimates, and assumptions that affect a number of amounts in the combined financial statements. Management bases its estimates on historical experience and other assumptions that management believes are reasonable. If actual amounts differ from estimates, management includes the revisions in the combined results of operations in the period the actual amounts become known. The aggregate differences, if any, between the Food Business’ estimates and actual amounts in any year have not had a material effect on the combined financial statements.

Foreign Currency Translation and Transactions

The presentation currency and functional currency of these combined financial statements is the United States Dollar (“USD”). The financial statements of entities, branches and operations whose functional currency is not USD are translated into USD on the following basis:

•	Assets and liabilities at the rate of exchange ruling at the year-end date.

•	Revenue and expenses at the average rate of exchange for the year.

The net effect of these translation adjustments is shown in the combined financial statements as a component of accumulated other comprehensive income within the combined statement of changes in parent company equity.

Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the combined statement of income within administrative expenses. The amount of exchange differences recognized in the combined statement of income and comprehensive income during the years ended December 31, 2016, 2015 and 2014 was $0.1 million, $(1.3) million and $(0.7) million, respectively.

Accounts Receivable

Accounts receivable are measured at their net realizable value after allowance for doubtful accounts. Allowance for doubtful accounts are established when there is objective evidence that the Food Business will not be able to collect all amounts due according to the original terms of the receivables. This allowance is used to reduce gross trade receivables to their net realizable values. Significant financial difficulties of the debtor, probability that a debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade receivable is impaired.

As of December 31, 2016 and 2015, the allowance for doubtful accounts was $0.4 million and $0.3 million respectively.

	2016	2015
Trade receivables	49.7	33.1
Allowance for doubtful accounts	(0.4)	(0.3)

Accounts receivables	49.3	32.8

The maximum exposure to credit risk at the period end is the carrying value of each class of receivable mentioned above. The Food Business does not hold any collateral as security.

Concentrations of Credit Risk

Financial instruments that potentially subject the Food Business to significant concentrations of credit risk consist principally of trade receivables. The Food Business controls credit risk through credit approvals, credit limits and monitoring procedures. The Food Business does not require collateral for trade accounts receivable. As at December 31, 2016 one customer accounted for 16% of the total accounts receivable. There were no customer accounts receivable balances over 10% as at December 31, 2015.

Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Food Business’ products are sold, as well as their dispersion across different geographic areas, primarily in the United States. One customer accounted for 15%, 16% and 16% of the total net revenue for the years ending December 31, 2016, 2015 and 2014, respectively. There were no other individual customers that accounted for more than 10% of the Group’s net revenue during the years ended December 31, 2016, 2015 and 2014.

Inventories

Inventories are carried at the lower of cost or market value. The cost of inventories is determined by the first-in, first-out (“FIFO”) method. Cost comprises materials, direct labor and an appropriate portion of overhead expenses (based on normal operating capacity) required to get the inventory to its present location and condition. Inventory is evaluated at each balance sheet date to ensure that it is carried at the lower of cost or market value. This evaluation includes an analysis of historical physical inventory results, a review of excess and obsolete inventories based on inventory aging and anticipated future demand. Periodically, perpetual inventory records are adjusted to reflect declines in net realizable value below inventory carrying cost.

Inventories at the end of the year were as follows:

	2016	2015
Raw materials	2.1	1.8
Work in-progress	0.7	0.7
Finished goods	31.0	31.9

Inventories at lower of cost or market value	33.8	34.4
Inventory reserves	(1.2)	(1.0)

Inventories, net	32.6	33.4

The cost of inventories recognized as an expense and included as cost of products sold amounted to $164.8 million, $162.1 million and $164.2 million in 2016, 2015 and 2014, respectively. Inventory write offs and losses of $2.6 million, $3.3 million and $1.6 million in 2016, 2015 and 2014, respectively have been recognized.

Property, Plant and Equipment

Major classes of property, plant and equipment stated at cost were as follows:

	2016	2015
Land	1.2	1.2
Buildings and improvements	27.0	25.2
Machinery and equipment	95.6	91.2
Construction in progress	0.9	2.4

Property, plant and equipment	124.7	120.0

Accumulated depreciation	(95.6)	(87.1)

Property, plant and equipment, net	29.1	32.9

Property, plant and equipment are recorded at cost and depreciated using the straight-line method based on the following estimated useful lives of the assets:

•	Freehold buildings: not more than 50 years;

•	Leasehold land and buildings: the lesser of 50 years or the period of the lease;

•	Owned plant and equipment: not more than 15 years.

The cost of property, plant and equipment and related accumulated depreciation are written off upon the retirement or disposal of such assets and the resulting gain or loss is recognized at the time of disposition. Maintenance and repairs that do not improve efficiency or extend the estimated economic life are expensed as incurred. Depreciation expense for the years ended December 31, 2016, 2015 and 2014 was $8.5 million, $8.2 million and $8.4 million, respectively. No interest was capitalized during any of the periods presented.

Impairment of Long-Lived Assets

The Food Business reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Food Business evaluates the potential impairment of long-lived assets or asset groups based on undiscounted cash flow expectations for the related assets or asset group relative to its carrying value. These future estimates are based on historical results, adjusted to reflect management’s best estimate of future market and operating conditions. If impairment is determined to exist, any related impairment loss is calculated based upon comparison of the estimated fair value to the net carrying value of the assets. There was no impairment loss recorded in any of the years presented in the combined financial statements.

Leases

Leases are reviewed for capital or operating classification at their inception under the guidance of Accounting Standard Codification (“ASC”) 840, Leases. Leases classified as operating leases are recorded as rent expense on a straight-line basis, over the lease term in the combined statement of income.

Goodwill and Indefinite-lived Intangible Assets

Goodwill arose from a past business combination. Indefinite-lived intangible assets, comprising of trademarks, were also acquired by way of past acquisitions and were initially recorded at fair value and subsequently measured at cost.

Goodwill and indefinite-lived assets of the Food Business at December 31, 2016 and 2015 consisted of the following:

	2016	2015
	Gross/Net Carrying Amount	Gross/Net Carrying Amount
Goodwill	9.7	9.7
Trademarks	36.0	36.0

Total	45.7	45.7

The Food Business performs an annual impairment test of goodwill and indefinite-lived intangible assets at the end of each financial year or more frequently if impairment indicators are present. If impaired, the carrying value of goodwill and indefinite-lived intangible assets are written down to fair value.

In performing the impairment test of goodwill the Food Business assesses relevant qualitative factors to determine whether it is more likely than not that the fair value of the relevant reporting unit is less than its carrying amount. The qualitative factors that the Food Business considers include, but are not limited to, general economic conditions, outlook for the food industry and the Food Business’ recent and forecasted financial performance. After considering such factors, the Food Business concludes whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If it is determined as a result of the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, the provisions of the authoritative guidance require that the Food Business performs a quantitative impairment test.

Similarly the Food Business assesses the relevant qualitative factors to determine whether it is more likely than not that the fair value of its indefinite-lived intangible assets are less than their carrying values.

At the end of 2016 and 2015, the Food Business performed its annual impairment test. The results of the qualitative assessment indicated that there were no triggering events and that the fair value of the Food Business’ reporting unit and the indefinite-lived intangible assets were more likely than not in excess of their carrying value. Therefore goodwill and indefinite-lived intangible assets were not impaired.

Revenue Recognition

The Food Business recognizes revenue when the title and risk of loss are passed to the customer. In line with U.S. GAAP the Food Business recognizes revenue when all of the following conditions are met: persuasive evidence of an agreement exists, delivery has occurred, the Food Business’ price to the buyer is fixed and determinable and collectability is reasonably assured. Net Revenue is defined as the amount invoiced to external customers during the year and comprises gross revenue net of trade spend, customer allowances for credit notes, returns and consumer coupons. The methodology and assumptions used to estimate credit notes, returns and consumer coupons are monitored and adjusted regularly in the light of contractual and legal obligations, historical trends, past experience and projected market conditions.

Trade spend, which consists primarily of customer pricing allowances, placement/listing fees and promotional allowances, are governed by sales agreements with trade customers (retailers and distributors). Accruals are recognized under the terms of these agreements, to reflect the expected promotional activity and historical experience. These accruals are reported within accrued expenses and other current liabilities.

Provisions for estimated returns and allowances and customer rebates are recorded when the related products are sold.

Value added tax and other sales taxes are excluded from Net Revenue.

Cost of Products Sold

Cost of sales includes all costs directly related to bringing products to their final selling destination. It includes purchasing and receiving costs, direct and indirect costs to manufacture products, including materials, labor, and overhead expenses necessary to acquire and convert purchased materials and supplies into finished goods. Cost of sales also includes inspection costs, depreciation, freight charges in and out and costs to operate equipment.

Shipping and Handling Costs

All amounts billed to customers in a sales transaction for shipping and handling are classified as revenue. Shipping and handling costs are also a component of cost of products sold.

Advertising Costs

Selling expenses comprise of advertising costs and were $50.0 million in 2016, $45.5 million in 2015, and $47.0 million in 2014. The policy is to expense advertising costs as incurred.

Distribution expenses

Distribution expenses comprise warehousing and other related costs.

Research and Development

Research and development expenses include direct, research related overhead costs for internal projects, which are expensed as incurred. Research and development expense was $3.1 million in 2016, $2.7 million in 2015 and $2.7 million in 2014.

Income Taxes

Income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Food Business recognizes tax benefits from uncertain tax positions only if that tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. The Food Business then measures the tax benefits recognized in the financial statements from such positions based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Food Business’ policy for recording interest and penalties associated with unrecognized tax benefits is to record such items as a component of income before taxes. Penalties and interest are recorded in administrative expenses, in the accompanying combined statement of income. There were no interest or penalties associated with unrecognized tax benefits for the years ended December 31, 2016, 2015 or 2014.

The Food Business establishes valuation allowances against its deferred tax assets when it is more likely than not, that all or a portion of a deferred tax asset will not be realized. There were no valuation allowances associated with unrecognized tax assets for the years ended December 31, 2016 and 2015.

Certain aspects of the Food Business’ operations have historically been included in the tax returns filed by the respective parent entities of which the Food Business is a part. The provision for/benefit from taxes and other income tax related information contained in these combined financial statements are presented on a separate return basis as if the Food Business filed its own tax returns. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if the Food Business were a separate taxpayer and a standalone enterprise for the periods presented. The tax charges recorded in the income statement may not necessarily be representative of the charges that may arise in the future.

Pension Plans

Employees of the Food Business participate in both defined contribution pension plans and defined benefit pension plans.

Defined contribution plans

Contributions made by the Food Business to defined contribution pension plans are expensed in the period in which they occur.

Defined benefit plans

Eligible employees of the Food Business are members of the Retirement Plan for Union Employees of Reckitt Benckiser, LLC (the “Union Pension Plan”), which is a defined benefit pension plan. Certain other current and former employees of the Food Business are members of a multi-employer plan operated by RB, the non-union defined benefit pension plan. Additionally, certain senior employees are members of the Reckitt Benckiser LLC executive pension plan.

The Food Business applies defined benefit plan accounting for its participation in the Union Pension Plan. The Food Business measures its plan assets at fair value and the obligations at the present value of the estimated payments to plan participants. Participants earn benefits based on their service and pay. Those estimated payment amounts are determined based on assumptions. Actuarial gains and losses are fully recognized in the combined statement of income at the end of the year.

The Food Business accounts for its participation in the non-union defined benefit pension plan and the Reckitt Benckiser LLC executive pension plan as multi-employer pension plans. In respect of the multi-employer defined benefit pension plans it is not possible to identify the Food Business’ share of the underlying assets and liabilities on a consistent and reliable basis. Therefore, payments made to these plans are treated as though they were payments to a defined contribution scheme and charged to the combined statement of income in the year that they are incurred.

Employees are also members of other post-retirement plans in the USA. The US retiree health care plan is a scheme operated by RB, whereby RB is ultimately responsible for paying the claims related to the medical benefits, therefore the plan is considered a fully insured plan where RB is the insurer. Fully insured plans are treated as multi-employer pension plans with expenses paid charged to the combined statement of income in the year that they are incurred.

Share-Based Compensation

Certain employees of the Food Business participate in RB’s share-based compensation plans. Incentives in the form of shares are provided to employees under share option and restricted share schemes vested in accordance with non-market conditions. The Food Business’ share-based compensation expense is the estimated fair value of options granted by RB, amortized on a straight line basis over the requisite service period. The fair value of the share option awards is estimated as of the date of grant using the Black-Scholes option-pricing model. This model requires input assumptions for expected dividend yield, expected share price volatility, risk-free interest rate and the expected option term.

The awards are treated as equity settled by RB. Social security taxes incurred by the Food Business due to the grant of share based compensation are expensed to the combined Income Statement in the period incurred with a corresponding liability recognized.

See also Note 4, “Share-based Compensation”.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which the instruments could be exchanged in a current transaction between willing, market participants. Financial instruments principally consist of cash, accounts receivable from customers, accounts payable to vendors and related party balances.

The Food Business evaluates fair values based on the guidance noted within Accounting Standards Codification (“ASC”) Topic 820 Fair Value Measurement and Disclosures. This guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within levels one and two of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within level three of the hierarchy).

Level one inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Food Business has the ability to access. Level two inputs are inputs other than quoted prices included in level one that are observable for the asset or liability, either directly or indirectly. Level two inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability, other than quoted prices, such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level three inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Food Business’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Parent’s Net Investment

Parent’s net investment in the combined balance sheets represents RB’s historical investment in the Food Business, the Food Business’ accumulated net earnings after income taxes, and the net effect of transactions with and certain allocations from RB.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This guidance outlines a single, comprehensive model for accounting for revenue from contracts with customers. This standard will be adopted on January 1, 2018. The impact of the new standard is still being assessed and may have an impact on the combined financial statements.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330)”. This guidance amends the subsequent measurement of inventory to the lower of cost and net realizable value. This standard is effective for fiscal years beginning after December 15, 2016 and is to be applied prospectively, early application is permitted. The Food Business adopted this ASU on January 1, 2017. The new standard did not have a material impact on the combined financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. The standard requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. This standard will be adopted on January 1, 2019. The impact of the new standard is still being assessed as to whether or not there will be a material impact on the combined financial statements. For additional details on our operating leases, see Note 6.

In March 2016, the FASB issued ASU 2016-09, “Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The standard amends several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. This standard was adopted on January 1, 2017. The new standard did not have a material impact on the combined financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. This update is intended to reduce diversity in practice in the classification of certain cash receipts and payments in the statement of cash flows. The updated standard is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. The impact of the new standard is still being assessed but it is not expect to have a material impact on the combined financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-04, “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which eliminates the requirement to determine the fair value of individual assets and liabilities of a reporting unit to measure goodwill impairment. The new standard is effective for annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019, and should be applied on a prospective basis. Early adoption is permitted for annual or interim goodwill impairment testing performed after January 1, 2017. The new standard did not have a material impact on the combined financial statements.

In June 16, 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The standard will replace the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. The amendments in this update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The impact of the new standard is still being assessed but it is not expected to have a material impact on the combined financial statements.

In May 2016 the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients”. This new guidance amends certain aspects of the new revenue standard, ASU 2014-09 ‘Revenue From Contracts With Customers’. The ASU’s effective date and transition provisions are aligned with the requirements in the new revenue standard, January 1, 2018, which is not yet effective. The impact of the new standard is still being assessed but it is not expected to have a material impact on the combined financial statements.

In April 2016 the FASB issued ASU 2016-10 “Identifying Performance Obligations and Licensing”, which amends certain aspects of the Board’s new revenue standard, ASU 2014-09 ‘Revenue From Contracts With Customers’. The ASU’s effective date and transition provisions are aligned with the requirements in the new revenue standard, January 1, 2018, which is not yet effective. The impact of the new standard is still being assessed but it is not expected to have a material impact on the combined financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. The new guidance eliminates the requirement to separate deferred income tax liabilities and assets into current and noncurrent amounts. The amendments will require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The updated guidance will be effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. Early adoption is permitted, and the amendments may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The new standard did not have a material impact on the combined financial statements.

In August 2014, the FASB issued ASU 2014-15, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The new standard did not have a material impact on the combined financial statements.

3. Employee Benefit Plans

The measurement date for defined benefit plan assets and liabilities is December 31, the fiscal year-end of the Food Business. A summary of the elements of key employee benefit plans is as follows:

Defined Benefit Plans

Union Pension Plan

The Retirement Plan for Union Employees of Reckitt Benckiser LLC (the “Union Pension Plan”) is a defined benefit pension plan which is still open to new members. Only members of the trade union are eligible for membership. Benefit obligations, fair value of plan assets, funded status of the plan, and accumulated benefit obligation were as follows:

	Union Pension Plan
	2016	2015
Benefit obligation at the end of year	52.7	49.8
Fair value of plan assets at end of year	30.1	31.2

Underfunded	22.6	18.6

Accumulated benefit obligation at the end of the year	44.5	42.1

The following table sets forth the amounts recognized in the combined balance sheets as of December 31, 2016 and 2015:

	Years ended December 31,
	2016	2015
Amounts recognised in the combined balance sheets:
Noncurrent liabilities	(22.6)	(18.6)

Net amount recognized in the balance sheet	(22.6)	(18.6)

The net periodic benefit cost in respect of the Union Pension Plan includes:

	Years ended December 31,
	2016	2015	2014
Net Pension Cost for the year
Service cost	2.7	2.8	2.0
Expected expenses	0.5	0.3	0.3

Total Service Cost	3.2	3.1	2.3
Interest cost	1.9	2.0	2.0
Expected return on plan assets	(2.2)	(2.6)	(2.8)
Amortization of transition (asset)/obligation	—	—	—
Amortization of prior service cost	—	—	—
Loss/(gain)	1.0	(1.6)	1.6

Net Periodic Pension Cost	3.9	0.9	3.1

Actuarial assumptions

The underlying assumptions for the Union Pension Plan are as follows:

	Years ended December 31,
	2016	2015	2014
Weighted-average assumptions to determine benefit obligation:
Discount rate	4.00%	4.10%
Rate of benefit level increase	4.00%	4.00%
Weighted-average assumptions to determine net periodic pension cost
Discount rate	4.10%	3.80%	4.70%
Expected return on plan assets	7.60%	7.40%	8.00%
Rate of benefit level increase	4.00%	4.00%	4.00%

The discount rate was determined based on the yield to maturity of high-quality corporate bonds and considering the duration of the pension plan obligations.

The expected rate of return on plan assets (EROA), as selected by Reckitt Benckiser, was developed for 2016 expense assuming 66% of the portfolio is invested in equities, 29% in fixed income and 5% in real estate. The expected asset return assumption was based on an analysis of long term expected returns for the asset classes in which the plans assets were invested as of the measurement date. The assumed earnings rate was determined gross of expenses based on input from the plan sponsor and reflects information and the plan’s asset allocation as of the valuation date.

Plan assets

The Union Pension Plan assets consist of a mix of equities, fixed income funds and real estate funds in order to achieve returns over a market cycle which reduces contribution and expense to an acceptable level of risk. The target asset allocation as of December 31, 2016 was 66% equity, 29% fixed income funds and 5% real estate funds. Cash flow (i.e., cash contributions, benefit payments) is used to rebalance back to the targets as necessary. Investments are well diversified within each of the asset categories. All of the plan assets are actively managed.

The fair values of the Union Pension Plan assets by major asset categories as of December 31, 2016 and 2015 were as follows:

	Fair value, determined using fair value measurement inputs (Level 2)
	2016	2015
Equity securities	20.0	20.4
Fixed income fund	8.5	9.2
Real estate funds	1.6	1.6

Total	30.1	31.2

Benefit payments

The Food Business made benefit payments under the Union Plan of $2.5 million, $6.1 million, and $3.1 million in 2016, 2015, and 2014, respectively. The table below provides the expected future benefit payments:

Year ending December 31,	Union Pension Plan
2017	3.4
2018	3.5
2019	4.1
2020	3.1
2021	3.9
2022-2026	20.2

Contributions

The Food Business’ policy for funding the Union Pension Plan is to contribute amounts sufficient to meet minimum funding requirements under employee benefit and tax laws. The Food Business may decide to contribute additional amounts beyond this level. The Food Business did not make any contributions to the Union Pension Plan in 2016, 2015, and 2014 and does not expect to make any contributions to the Union Pension Plan in 2017.

Other Post Employment Benefit Plans

Non-Union Pension Plan

The Non-Union Pension Plan is a plan for RB employees. It meets the definition of a defined benefit scheme due to a defined benefit service component but leavers are entitled to roll their investment in the plan into a defined contribution scheme of their choice, subject to a three year vesting period. The Food Business accounts for its participation in this plan as a multi-employer pension plan. The scheme was closed to new members in 2010 and to new contributions from existing members in 2017.

US Retiree Health Care Plan

Salaried participants become eligible for retiree health care benefits after they reach a combined ‘age and years of service rendered’ figure of 70, although the age must be a minimum of 55. The Plan was closed to new members in 2009. A Benefits Committee of the plan is appointed by RB and is responsible for the governance of the Plan, including paying all administrative costs and compliance with regulations. The Plan is unfunded and treated as fully insured.

Defined Contribution Plans

SIPs (401k)

This is a defined contribution scheme where employees pay in and the employer makes a contribution equal to 75% of the employee contribution up to a cap of 6% of gross pay. This scheme is open to all RB employees in the US. The plan provides that profit sharing contributions will only be due at the end of the plan year and will only be made for employees who remain employees of a participating employer as of the end of the plan year. The plan also provides employees a share ownership program benefit, which is linked to the RB share price but is settled in cash when the employee receives distributions under the scheme.

Executive Pension Plan

This is an unqualified defined contribution pension scheme open only to RB executives. The Food Business executives are members of the plan. The plan includes participant deferrals and company contributions. The plan is funded.

On sale of the Food Business all benefits due to these members will immediately vest for those over 55. Those under 55 will have the benefits deferred. The assets and liabilities for these plans are held separately from the Food Business.

Total amounts for post-employment benefits excluding the Union Pension Plan are included in administrative expenses within the combined statement of income and totalled $4.7 million, $4.8 million and $4.7 million for the years ended December 31, 2016, 2015 and 2014, respectively.

4. Share-based Compensation

Certain of the Food Business’ employees participate in RB’s various incentive plans. Net income for 2016, 2015 and 2014 included pre-tax share-based compensation expense, within administrative expenses, of $1.3 million, $1.5 million and $1.5 million, respectively, which related to share options and a restricted share scheme.

5. Accrued Expenses and Other Current Liabilities

Accrued expenses for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Purchase of goods	15.3	11.4
Rebates	8.7	12.0
Marketing and advertising	11.0	10.0
Payroll and other employee related costs	9.2	5.7
Sales returns	0.2	1.1
Overdraft	0.5	0.6
Other, net	2.6	0.4

	47.5	41.2

6. Commitments and Contingencies

Legal Proceedings

The United Food and Commercial Workers and Employers Food Trades and Industrial Health and Welfare Plan and its trustees (the “Fund”) filed a suit against Reckitt Benckiser LLC (“RB LLC”) in the federal District Court for the Western District of Missouri in April 2017 alleging that RB LLC violated the Employee Retirement Income Security Act of 1974 (ERISA) by failing to make adequate contributions to the Fund for the years 2014 through 2016 and early 2017. Settlement discussions are in process. The settlement demand is for an amount of $2.8 million which has been recognized within accrued payroll and other employee related costs as at December 31, 2016.

Additionally, the Food Business is involved in other litigation proceedings and has made provisions for such matters where appropriate. Where it is too early to determine the likely outcome of these matters and the matters are not considered significant, the Food Business has made no provision for such potential liabilities.

Operating Leases

Rental expenses for leases of certain land and buildings, equipment, vehicles, warehouse, office facilities and equipment were $3.1 million in 2016, $2.7 million in 2015, and $2.6 million in 2014.

Minimum rental commitments under non-cancelable operating leases in effect at December 31, 2016 were:

Year Ending December 31
2017	2.6
2018	2.6
2019	2.5
2020	1.7
2021	0.8
Thereafter	1.6

Total	11.8

Purchase Obligations

At December 31, 2016, the Food Business has various commitments related to property, plant and equipment, materials, supplies, storage based on projected needs to be utilized in the normal course of business. As of December 31, 2016, purchase obligations were as $58.9 million for 2017. There are no other purchase obligations beyond 2017.

7. Income Taxes

The following tables present components of the provision for income taxes, the principal items of deferred taxes, and a reconciliation of the US federal statutory income tax rate to the effective income tax rate for the years or dates indicated, as applicable:

	2016	2015	2014
Income before income tax expense:
US	106.1	103.4	80.7
Foreign	72.4	71.6	56.3

Total	178.5	175.0	137.0

Provision for income taxes:
Current
US	39.8	34.7	38.9
Foreign	5.9	6.6	6.5

	45.7	41.3	45.4

Deferred
US	(1.6)	(0.2)	(9.2)
Foreign	0.1	0.2	—

Net provision for income taxes	44.2	41.3	36.2

The components of deferred income tax assets and liabilities are summarized as follows at December 31, 2016 and 2015:

	2016	2015
Deferred income tax assets:
Share based compensation	1.7	1.7
Defined benefit obligation	8.4	6.9
Interest accrual	6.0	6.0
Inventory reserves	0.2	0.1
Temporary differences	0.7	0.6
Other, net	—	0.8

Deferred income tax assets	17.0	16.1

Deferred income tax liabilities:
Intangible assets	13.4	13.4
Property, plant and equipment	5.6	5.6
Other, net	0.1	0.3

Deferred income tax liabilities	19.1	19.3

As of December 31, 2016 and 2015, there were no unrecognized deferred tax assets or liabilities. At the same dates there are no operating loss or tax credit carryforwards.

The reconciliation of the US federal statutory income tax to the effective income tax rate is summarized as follows:

	2016	2015	2014
US federal statutory tax rate	35%	35%	35%
Increase/(decrease) resulting from:
State tax	2%	2%	2%
Provisions for uncertain tax provisions	2%	1%	2%
Other deductions	(3%)	(4%)	(3%)

US effective tax rate	36%	34%	36%
Profits taxed in foreign jurisdictions	(11%)	(10%)	(11%)

Effective tax rate	25%	24%	25%

The provision for income taxes consists of provisions for federal, state and foreign income taxes. The Food Business operates in an international environment, accordingly, the combined effective tax rate is a composite rate reflecting the earnings in various locations and the applicable tax rates. Additionally, the calculation of the percentage point impact of domestic manufacturing deductions and other items on the effective tax rate shown in the table above are affected by income before income taxes. Fluctuations in the amount of income generated across locations outside of the US could impact comparability of reconciling items between periods.

The Food Business had no unrecognized tax benefits as of December 31, 2016 and 2015. During the years ended December 31, 2016, 2015 and 2014, the Food Business did not incur any significant interest or penalties on its tax returns. The Food Business is not currently under examination by any US federal, state or non-US tax authorities. Changes in tax laws, regulations and related interpretations (including those arising from the EU’s investigations into potential breach of State Aid rules) may alter the environment in which we do business and adversely affect the financial condition and results of the Food Business.

As of December 31, 2016 the earliest years that remain subject to examination by tax authorities are 2014, 2015 and 2016 for the US, Canada and UK operations, respectively, these are expected to remain open until 2018,

2019, and 2020, respectively. With respect to income taxes, the Group does not anticipate any adjustments that would result in a material change to its financial position within the next twelve months.

8. Related Party and Parent Company Transactions

Historically, RB has provided services to the Food Business. These services and expenses include finance, legal, tax, treasury, information technology, human resources, communications, employee benefits and incentives, insurance and share based compensation. The combined statements of income also include a portion of RB’s group costs relating to its operations as a public company, including, but not limited to, corporate governance and board oversight, not historically allocated to the Food Business.

These service charges and corporate expense allocations are based on a number of utilization measures including headcount, revenue, and operating profit. Management believes that the methods used to allocate expenses to the Food Business are reasonable.

The following table sets out the total expenses included in the combined statement of income for corporate allocations:

	2016	2015	2014
Costs historically allocated to the Food Business: Cost of products sold	5.8	5.3	5.3
Costs historically allocated to the Food Business: Distribution expenses	8.3	8.0	6.0
Costs historically allocated to the Food Business — Administrative expenses	9.5	9.6	11.2

Total costs historically allocated to the Food Business	23.6	22.9	22.5
Costs not historically allocated to the Food Business — Administrative expenses	10.7	12.8	10.9

Total corporate allocations	34.3	35.7	33.4

The following table sets out the total recharges out to other parts of RB included in the combined statement of income related to the Springfield LC leased warehouse:

	2016	2015	2014
Total corporate recharges out included in:
Distribution expenses	10.9	11.0	13.0

The following table sets out the total amount of trading transactions and balances with other RB entities (excluding allocations and recharges out as set out above), included in the combined statement of income and balance sheet, respectively:

	Receivable		Payable
	2016	2015	2016	2015
Reckitt Benckiser (Canada) Inc.	3.8	5.5	(1.8)	(0.7)
Reckitt Benckiser LLC	46.8	47.8	(25.7)	(39.5)
Reckitt Benckiser Healthcare (UK) Ltd	—	—	(0.8)	(1.9)
RB Manufacturing LLC	—	—	(0.1)	(0.3)
Reckitt Benckiser Corporate Services Ltd	0.3	0.1	—	—
Reckitt Benckiser Treasury Services plc	379.2	225.9	(2.1)	(1.2)
RB UK Commercial Ltd	—	—	—	(0.2)

Total	430.1	279.3	(30.5)	(43.8)

	Income			Expenses
	2016	2015	2014	2016	2015	2014
Reckitt Benckiser LLC	—	—	—	0.9	0.9	20.9
RB Manufacturing LLC	—	—	—	0.1	0.1	0.1
Reckitt Benckiser Corporate Services Ltd	—	—	—	0.1	—	—
Reckitt Benckiser (Brasil) Ltd	0.3	0.4	0.2	—	—	—
Reckitt Benckiser Treasury Services plc	1.7	0.5	0.2	—	—	—

Total	2.0	0.9	0.4	1.1	1.0	21.0

The interest income/expense on related party loans was $1.7 million, $0.5 million and $(20.1) million in 2016, 2015 and 2014, respectively. Interest is recognized in the combined statement of income in the period to which it relates. Interest is charged at LIBOR less 0.125% p.a. on balances with Reckitt Benckiser Treasury Services plc. Outstanding balances with related parties are repayable on demand.

The interest charge of $20.1 million in 2014 relates to the first three months of that year and arose as a result of the previous funding arrangement with RB that was restructured at the start of April 2014.

Parent Net Investment

Net transfers (to)/from Parent are included within the combined statement of changes in parent company equity. The components of the net transfers (to)/from Parent as of 31 December 2016, 2015, 2014 are as follows:

	2016	2015	2014
Attribution of Tiger’s Milk	1.2	(0.8)	(0.1)
Attribution of Springfield LC	(1.1)	(0.4)	(1.1)
Costs not historically allocated	10.7	12.8	10.9
Income tax	(3.2)	(4.1)	4.8
Dividends paid to RB	—	(110.8)	—
Share based payment	(0.6)	(0.3)	(0.3)
Other	(1.4)	(0.9)	3.4

Total net transfers from/(to) Parent	5.6	(104.5)	17.6

9. Fair Values

The carrying value and estimated fair value of the Food Business’ financial instruments which at December 31, 2016 and 2015 are as follows:

	2016		2015
	Fair value	Carrying value	Fair value	Carrying value
Assets:
Accounts receivable	49.3	49.3	32.8	32.8
Due from related parties	430.1	430.1	279.3	279.3
Liabilities:
Accounts payable	(47.1)	(47.1)	(34.9)	(34.9)
Due to related parties	(30.5)	(30.5)	(43.8)	(43.8)

The carrying amount of accounts receivable, accounts payable and amounts due from/to related parties, including the non-current amounts, approximates fair value due to the short-term maturity of the amounts. All related party balances are due on demand.

10. Subsequent Events

The Food Business did not have any subsequent events through July 7, 2017, which is the date its combined financial statements were available to be issued, that would require recording or disclosure in the combined financial statements for the period ending December 31, 2016, except as disclosed below.

On April 3, 2017, RB announced a strategic review of the Food Business which may lead to the eventual outright sale of the business.